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SABA PETROLEUM COMPANY                                             Exhibit 11.1

Computation of Earnings Per Common Share
For the Nine and Three Month Periods Ended September 30, 1996 and 1995

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
                                                                                      Nine Months               Three Months
                                                                                  Ended September 30,        Ended September 30,
                                                                                   1996         1995         1996           1995
                                                                                -----------  -----------  -----------   ------------
FULLY DILUTED SHARES
       Weighted average number of Common Shares outstanding                      4,316,965    4,131,169    4,400,288      4,131,257
       Additional shares assuming issuance:
         Of shares underlying options                                              295,032      223,478      327,196        274,370
         Of convertible common shares @ $8.75 per share underlying:
           $11,000,000 from 1/1/96                                               1,257,143            0    1,257,143              0
           $1,650,000 from 2/7/96                                                  163,107            0      188,571              0
       Less shares actually issued upon conversions                                (46,346)           0     (135,698)             0
                                                                                -----------  -----------  -----------   ------------
       Fully Diluted Shares                                                      5,985,901    4,354,647    6,037,500      4,405,627
                                                                                ===========  ===========  ===========   ============
FULLY DILUTED EARNINGS PER COMMON SHARE
       Net income                                                               $     0.48   $     0.05   $     0.16    $      0.03
                                                                                ===========  ===========  ===========   ============
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